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                                                                     Exhibit 8.2







                                 March 17, 1998



EQCC Receivables Corporation
10401 Deerwood Park Boulevard
Jacksonville, Florida  32256

EQCC Asset Backed Corporation
10401 Deerwood Park Boulevard
Jacksonville, Florida  32256

         Re: Home Equity Loan Asset Backed Certificates and Home Equity Loan Asset Backed Notes

Ladies and Gentlemen:

                  We have acted as your special tax counsel in connection with the registration statement filed with the Securities and Exchange Commission (the "Commission") on March 17, 1998, pursuant to the Securities Act of 1933, as amended (the "Act") (the "Registration Statement"). The Registration Statement covers Home Equity Loan Asset Backed Certificates (the "Certificates") and Home Equity Loan Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities") to be sold by EQCC Receivables Corporation and EQCC Asset Backed Corporation (the "Depositors") in one or more series (each, a "Series") of Securities. Each Series of Certificates will be issued under (i) a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Depositors, a trustee to be identified in the Prospectus Supplement for such Series of Certificates and EquiCredit Corporation of America (the "Servicer") or (ii) a separate trust agreement (each, a "Trust Agreement") among the Depositors and an owner trustee to be identified in the Prospectus Supplement for such Series of Certificates. Each Series of Notes will be issued under a separate indenture (each, an "Indenture") between an owner trustee and an indenture trustee to be identified in the Prospectus Supplement for such Series of Notes. Forms of the Pooling and Servicing Agreement, the Trust Agreement and a form of Indenture are included as Exhibits to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.


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EQCC Receivables Corporation
EQCC Asset Backed Corporation
March 17, 1998
Page 2

                  In rendering the opinion set forth below, we have examined and relied upon the following: (i) the Registration Statement, the Prospectus and the forms of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission, (ii) the forms of the Pooling and Servicing Agreement, Trust Agreement and Indenture, each substantially in the form filed with the Commission and (iii) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

                  As counsel to the Depositors, we have advised the Depositors with respect to certain federal income tax aspects of the proposed issuance of the Securities. Such advice has formed the basis for the description of material federal income tax consequences for holders of the Securities that appears under the headings "Summary of Prospectus--Tax Status of the Securities" and "Certain Federal Income Tax Consequences" in the Prospectus and under the headings "Summary--Tax Status of the Offered Securities" and "Summary--REMIC Election and Tax Status," as applicable, in the form of Prospectus Supplement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but, with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

                  This opinion is based on the facts and circumstances set forth in the Prospectus and Prospectus Supplements and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Registration Statement contemplates Series of Securities with numerous different characteristics, the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities. The opinion contained in each Prospectus Supplement and Prospectus prepared pursuant to the Registration Statement is, accordingly, deemed to be incorporated herein.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to this firm under the caption "Certain Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Act.


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EQCC Receivables Corporation
EQCC Asset Backed Corporation
March 17, 1998
Page 3

                  No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Securities under the laws of any state.

                                                     Very truly yours,

                                                     /s/ Hunton & Williams